                    COLUMBIA PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information of Columbia gives effect to the acquisition of Valley and the reclassification of the ESOP shareholders' equity subject to a put option. The pro forma balance sheet was prepared as if the Valley acquisition had occurred prior to September 30, 1998. The pro forma statements of income were prepared as if the Valley acquisition had occurred prior to the beginning of the fiscal year presented.

     The pro forma balance sheet and statements of income are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the Valley acquisition actually occurred and the ESOP shareholders' equity subject to a put option actually been reclassified on the dates indicated. The pro forma balance sheet and statements of income should be read in conjunction with the consolidated financial statements of Columbia and the consolidated financial statements of Valley included elsewhere in this Form 10-Q.

     The following unaudited pro forma financial information also gives effect to a secondary offering of 1,000,000 shares of Columbia common stock at an offering price of $9.00 per share, resulting in offering proceeds of $8,370,000 after deducting commissions and the underwriting discount. The pro forma information assumes the offering was completed as of September 30, 1998. The actual completion date of the offering was November 12, 1998.

                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

                                                          Historical
                                                 ---------------------------     Pro Forma      Pro Forma
                                                  Columbia          Valley       Adjustments    As Adjusted
                                                 ----------       ----------     -----------    -----------
                                                 (Audited)        (Audited)
                                                       (dollars in thousands except per share amounts)
INTEREST INCOME
Interest and fees on loans                       $   14,764       $    2,404                    $   17,168
Interest on investments
   Taxable investment securities                      2,258              308                         2,566
   Nontaxable investment securities                     736               83                           819
Other interest income                                   386              478         (281)(a)          583
                                                 ----------       ----------       ------       ----------
   Total interest income                             18,144            3,273         (281)          21,136
                                                 ----------       ----------       ------       ----------

INTEREST EXPENSE
Interest bearing demand and savings                   3,314              796                         4,110
Interest on time deposit accounts                     2,772              287                         3,059
Other borrowed funds                                    184               --                           184
                                                 ----------       ----------       ------       ----------
   Total interest expense                             6,270            1,083           --            7,353
                                                 ----------       ----------       ------       ----------
NET INTEREST INCOME                                  11,874            2,190         (281)          13,783
PROVISION FOR LOAN LOSSES                               581               39                           620
                                                 ----------       ----------       ------       ----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                          11,293            2,151         (281)          13,163
                                                 ----------       ----------       ------       ----------

NONINTEREST INCOME
Service charges and fees                              1,545              252                         1,797
Credit card discounts and fees                          390               --                           390
Financial services department                           231               --                           231
Other noninterest income                                315               20                           335
                                                 ----------       ----------       ------       ----------
   Total noninterest income                           2,481              272           --            2,753
                                                 ----------       ----------       ------       ----------

NONINTEREST EXPENSE
Salaries and employee benefits                        4,463              595                         5,058
Occupancy expense                                       736              109                           845
Credit card processing fees                             254               --                           254
Office Supplies                                         200               68                           268
Data processing expense                                 304              121                           425
Other noninterest expenses                            2,135              116                         2,251
Goodwill amortization                                    --               --          596(b)           596
                                                 ----------       ----------       ------       ----------
   Total noninterest expense                          8,092            1,009          596            9,697
                                                 ----------       ----------       ------       ----------
INCOME BEFORE INCOME TAXES                            5,682            1,414         (877)           6,219
PROVISION FOR INCOME TAXES                            1,795              448          (96)(c)        2,147
                                                 ----------       ----------       ------       ----------
NET INCOME                                       $    3,887       $      966       $ (781)      $    4,072
                                                 ==========       ==========       ======       ==========

Earnings per share of common stock
   Basic earnings per share                                                                     $      .52
                                                                                                ==========
   Diluted earnings per share                                                                   $      .51
                                                                                                ==========

Weighted average common shares outstanding
   Basic                                                                                         7,800,970
   Diluted                                                                                       8,001,403


                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                 Historical
                                                     ------------------------------     Pro Forma        Pro Forma
                                                      Columbia             Valley       Adjustments      As Adjusted
                                                     ---------          -----------     -----------      -----------
                                                    (Audited)            (Audited)
                                                           (dollars in thousands except per share amounts)
INTEREST INCOME
Interest and fees on loans                             $13,047            $1,831                        $    14,878
Interest on investments
Taxable investment securities                            1,302               196                              1,498
Nontaxable investment securities                           623                65                                688
Other interest income                                      441               499           (211)(a)             729
                                                       -------            ------          -----         -----------
   Total interest income                                15,413             2,591           (211)             17,793
                                                       -------            ------          -----         -----------

INTEREST EXPENSE
Interest bearing demand and savings                      2,621               559                              3,180
Interest on time deposit accounts                        2,323               304                              2,627
Other borrowed funds                                       323                10                                333
                                                       -------            ------          -----         -----------
   Total interest expense                                5,267               873             --               6,140
                                                       -------            ------          -----         -----------
NET INTEREST INCOME                                     10,146             1,718           (211)             11,653
PROVISION FOR LOAN LOSSES                                  700                --                                700
                                                       -------            ------          -----         -----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                              9,446             1,718           (211)             10,953
                                                       -------            ------          -----         -----------

NONINTEREST INCOME
Service charges and fees                                 1,269               146                              1,415
Credit card discounts and fees                             317                --                                317
Financial services department                              221                --                                221
Mortgage loan origination and processing                   493                --                                493
Net gains on sale of loans                                 167                --                                167
Other noninterest income                                   846                44                                890
                                                       -------            ------          -----         -----------
   Total noninterest income                              3,313               190             --               3,503
                                                       -------            ------          -----         -----------

NONINTEREST EXPENSE
Salaries and employee benefits                           4,328               435                              4,763
Occupancy expense                                          678                85                                763
Credit card processing fees                                210                --                                210
Office Supplies                                            119                53                                172
Data processing expense                                    264                81                                345
Other noninterest expenses                               1,894               131                              2,025
Goodwill amortization                                       --                --            447(b)              447
                                                       -------            ------          -----         -----------
   Total noninterest expense                             7,493               785            447               8,725
                                                       -------            ------          -----         -----------
INCOME BEFORE INCOME TAXES                               5,266             1,123           (658)              5,731
PROVISION FOR INCOME TAXES                               1,803               392            (72)(c)           2,123
                                                       -------            ------          -----         -----------
NET INCOME                                             $ 3,463            $  731          $(586)        $     3,608
                                                       =======            ======          =====         ===========

OTHER COMPREHENSIVE INCOME, NET

Unrealized gain or loss on AFS securities, net             144                12                                156

Reclassification for gain included in                      (53)               (2)                               (55)
  net income                                           -------            ------          -----         -----------

COMPREHENSIVE INCOME                                   $ 3,554            $  741          $(586)        $     3,709
                                                       =======            ======          =====         ===========

Earnings per share of common stock
   Basic earnings per share                                                                             $      .46
                                                                                                        ==========
   Diluted earnings per share                                                                           $      .45
                                                                                                        ==========
Weighted average common shares outstanding
   Basic                                                                                                 7,924,407
   Diluted                                                                                               8,102,208

See accompanying notes.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                         Historical
                                                --------------------------                                          Pro Forma
                                                Columbia           Valley        As Adjusted      Pro Forma         As Adjusted
                                                ---------        ---------       ---------       ---------           ---------
                                               (Unaudited)      (Unaudited)
                                                                         (dollars in thousands)
ASSETS
Cash and due from banks                         $  20,313        $   3,725       $               $      62(d)        $  24,100
Federal funds sold                                  7,894           15,960           8,200(e)      (15,102)(f)          16,952
                                                ---------        ---------       ---------       ---------           ---------
     Total cash and cash equivalents               28,207           19,685           8,200         (15,040)             41,052
Investment securities available-for-sale           27,374            3,594                              44(g)           31,012
Investment securities held-to-maturity             18,279            2,495                                              20,774
Restricted equity securities                          810              288                                               1,098
                                                ---------        ---------       ---------       ---------           ---------
     Total investment securities                   46,463            6,377                              44              52,884
Loans held-for-sale                                 8,086                                                                8,086
Loans, net of allowance for loan losses
   and unearned loan fees                         172,212           20,754                                             192,966
Property and equipment, net of depreciation         5,523              597                             978(g)            7,098
Accrued interest receivable                         2,752              237                                               2,989
Other assets                                        2,559              129                                               2,688
Goodwill                                                                                              (722)(g)
                                                                                                     9,669(f)            8,947
                                                ---------        ---------       ---------       ---------           ---------
          Total assets                          $ 265,802        $  47,779       $   8,200       $  (5,071)          $ 316,710
                                                =========        =========       =========       =========           =========

LIABILITIES
Deposits:
   Noninterest bearing demand deposits          $  50,780        $  10,637       $               $                   $  61,417
   Interest bearing demand accounts                94,743           21,131                                             115,874
   Savings accounts                                27,073            1,452                                              28,525
   Time certificates and IRA accounts              57,314            7,965                                              65,279
                                                ---------        ---------       ---------       ---------           ---------
          Total deposits                          229,910           41,185              --              --             271,095
Notes payable                                       8,215            1,089                                               9,304
Accrued interest payable and other liabilities      1,807              134                             300(g)            2,241
                                                ---------        ---------       ---------       ---------           ---------
          Total liabilities                       239,932           42,408              --             300             282,640

Employee stock ownership plan shares
   Subject to put option                            2,891                           (2,891)(h)                              --

SHAREHOLDERS' EQUITY:
Preferred stock                                                        346                            (346)(d)              --
Common stock                                        5,967              721           8,200(e)          408(d)
                                                                                                    (1,129)(f)          14,167
Additional paid-in capital                          6,318            1,455                          (1,455)(f)           6,318
Retained earnings                                  13,485            2,829                          (2,829)(f)          13,485
Accumulated other comprehensive income, net
   of tax                                             100               20                             (20)(f)             100
                                                ---------        ---------       ---------       ---------           ---------
Less: employee stock ownership plan shares
   subject to put option                           (2,891)                           2,891(h)                               --
                                                ---------        ---------       ---------       ---------           ---------
          Total shareholders' equity               22,979            5,371          11,091          (5,371)             34,070
                                                ---------        ---------       ---------       ---------           ---------
                                                $ 265,802        $  47,779       $   8,200       $  (5,071)          $ 316,710
                                                =========        =========       =========       =========           =========


See accompanying notes.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

(a) The amount represents estimated loss of earnings from funds used to acquire Valley, assuming such funds would have earned a rate equivalent to the average federal funds rate of approximately 5.5% earned by Columbia during the period of the pro forma income statements.

(b) The amounts represent amortization of $8.95 million in goodwill and related interest expense resulting from the Valley acquisition, assuming a 15-year amortization period.

(c) The estimated tax effect of the acquisition transactions, described in Notes (a) and (b) have been computed at Columbia's effective tax rate of 34%. The amortization of goodwill described in Note (b) is not tax deductible.

(d) Prior to the acquisition, all outstanding preferred shares of Valley will be converted to Valley common stock for $.30 per share. This will result in an increase in outstanding common stock of $408,000 and an increase in cash of $62,000.

(e) The pro forma presentation is adjusted for the sale of 1,000,000 shares of Common Stock at a price of $9.00 per share, from the Offering completed November 12, 1998.

(f) Columbia will acquire all of Valley's outstanding common stock for $15.10 million. The total acquisition price is to be paid from the liquidation of federal funds sold and investment securities.

(g) The acquisition of Valley will be accounted for using the purchase method of accounting under generally accepted accounting principles. Accordingly, the net assets of Valley have been adjusted to their approximate fair values as of September 30, 1998, for a combined increase in net assets of $722,000.

(h) The Common Stock was approved for listing on the Nasdaq National Market on November 4, 1998, and began trading on November 6, 1998. As a result, the ESOP shareholders' equity subject to put option is reclassified to shareholders' equity.